UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 11, 2005

HUDSON UNITED BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-08660	22-2405746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 MacArthur Boulevard, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(ZipCode)

Registrant’s telephone number, including area code	(201) 236-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 11, 2005, Hudson United Bancorp (“Hudson”) entered into an Agreement and Plan of Merger with TD Banknorth, Inc. (“TD Banknorth”), a Delaware corporation and a majority-owned subsidiary of The Toronto-Dominion Bank, a Canadian-chartered bank, and solely with respect to Article X thereof, The Toronto-Dominion Bank (the “Merger Agreement”).

Under the terms of the Merger Agreement, Hudson shareholders will have the right, subject to proration, to elect to receive cash and/or TD Banknorth common stock, in either case having a value equal to $21.07 plus the product of 0.7247 times the average closing price of the TD Banknorth common stock during a ten-trading day period ending on the fifth trading day before the closing date. Based upon the closing stock price of TD Banknorth on July 11, 2005, the deal is valued at $42.78 per share and the aggregate merger consideration of $1.9 billion consists of approximately 51% TD Banknorth common stock and 49% cash. The cash for the transaction will be financed through TD Banknorth’s sale of approximately 29.6 million shares of TD Banknorth common stock to TD Banknorth’s majority stockholder, The Toronto-Dominion Bank, at a price of $31.79 per share.

Consummation of the merger of Hudson and TD Banknorth (the “Merger”) is subject to a number of customary conditions, including, but not limited to (i) the approval of the Merger Agreement by the shareholders of Hudson and TD Banknorth and (ii) the receipt of requisite regulatory approvals of the Merger and the proposed merger of Hudson’s banking subsidiary, Hudson United Bank, with and into TD Banknorth’s banking subsidiary, TD Banknorth, N.A., immediately following consummation of the Merger.

A copy of the joint press release issued on July 12, 2005 is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Additional Information About the Transaction

The press release included as Exhibit 99.1 may be deemed to be solicitation material in respect of the proposed merger of TD Banknorth and Hudson United. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. Shareholders of TD Banknorth and shareholders of Hudson United are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the joint proxy statement/prospectus that will be part of the registration statement, because they will contain important information about the proposed merger. The final joint proxy statement/prospectus will be mailed to shareholders of TD Banknorth and shareholders of Hudson United. Investors and security holders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov, from TD Banknorth, Two Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, Attention: Investor Relations, or from Hudson United, 1000 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations.

TD Banknorth, Hudson United and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding TD Banknorth’s directors and executive officers is available in TD Banknorth’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on April 20, 2005, and information regarding Hudson United’s directors and executive officers is available in Hudson United’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on March 23, 2005. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

2.1	Agreement and Plan of Merger, dated as of July 11, 2005, among Hudson, TD
Banknorth and, solely with respect to Article X of the Agreement, The Toronto-
Dominion Bank*

99.1	Press Release, dated July 12, 2005, regarding the Agreement and Plan of Merger.

99.2	Memorandum, dated July 12, 2005, regarding the announcement of the Agreement and Plan of Merger from Kenneth T. Neilson, Chairman, President and CEO of Hudson to all employees.

_________________ * To be filed by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2005	HUDSON UNITED BANCORP By: /s/ James W. Nall ——————————————— James W. Nall Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title
2.1	Agreement and Plan of Merger, dated as of July 11, 2005, among Hudson, TD Banknorth and, solely with respect to Article X of the Agreement, The Toronto- Dominion Bank*

99.1	Press Release, dated July 12, 2005, regarding the Agreement and Plan of Merger.

99.2	Memorandum, dated July 12, 2005, regarding the announcement of the Agreement and Plan of Merger from Kenneth T. Neilson, Chairman, President and CEO of Hudson to all employees.

_________________ * To be filed by amendment.